Exhibit 10.3

SALE AGREEMENT

dated as of February 23, 2023

between

CAPITAL ONE AUTO RECEIVABLES, LLC

and

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2023-1,

as Purchaser

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SECTION 4.13	Nonpetition Covenant	11
SECTION 4.14	Submission to Jurisdiction; Waiver of Jury Trial	11
SECTION 4.15	Limitation of Liability of Owner Trustee	12
SECTION 4.16	Third-Party Beneficiaries	12

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Sale Agreement
Schedule I	Notice Addresses
Schedule II	Perfection Representations, Warranties and Covenants
Appendix A	Definitions

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THIS SALE AGREEMENT is made and entered into as of February 23, 2023 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by CAPITAL ONE AUTO RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), and CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2023-1, a Delaware statutory trust (the “Issuer”).

WITNESSETH:

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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ARTICLE II

PURCHASE

SECTION 2.1 Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of (i) all of the Notes and (ii) the Certificates on the Closing Date, the Seller does hereby sell, transfer, assign, set over, sell and otherwise convey to the Issuer without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands, whether now owned or hereafter acquired, in, to and under the Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets:

(a) Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of this Agreement (i) have been duly authorized by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable order, law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, this Agreement).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of this Agreement other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

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(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement.

(f) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

SECTION 3.2 Representations and Warranties of the Seller Regarding the Transferred Assets. On the date hereof, the Seller hereby makes the following representations and warranties to the Issuer, on which the Issuer will be deemed to have relied in acquiring the Transferred Assets:

(a) The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(b) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens created by the Seller (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(c) The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Schedule II, are true and correct.

SECTION 3.3 Liability of the Seller.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

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(b) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care and legal fees and expenses incurred in actions against the indemnifying party) incurred by reason of the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(c) Indemnification under this Section 3.3 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination or assignment of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation including those incurred in connection with the enforcement of the Indenture Trustee’s rights (including indemnification rights) under the Transaction Documents. If the Seller has made any indemnity payments pursuant to this Section 3.3 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d) The Seller’s obligations under this Agreement and the other Transaction Documents are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest in, claim to or benefit in or from Other Assets or (ii) is deemed to have any such interest in, claim to or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest in, claim to or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 3.3(d) and the terms of this Section 3.3(d) may be enforced by an action for specific performance. The provisions of this Section 3.3(d) will be for the third-party benefit of those entitled to rely thereon and will survive the termination of or the assignment of this Agreement, and the resignation or removal of any indemnified party. Any amounts payable to the Indenture Trustee pursuant to this Section 3.3(d), to the extent not paid by the Seller, shall be paid by the Issuer in accordance with Section 8.5(a) of the Indenture.

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SECTION 3.4 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. The Seller shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 3.5 to the Administrator. Notwithstanding the foregoing, if the Seller enters into any of the foregoing transactions and is not the surviving entity, the Seller will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and, if the Notes are Outstanding, the Indenture Trustee for the benefit of the Noteholders, respectively, in the Receivables, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.5 Seller May Own Notes and Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes and Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

SECTION 3.6 Compliance with Organizational Documents. The Seller shall comply with its limited liability company agreement and other organizational documents.

SECTION 3.7 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Purchased Assets (to the extent that the interest of the Issuer therein can be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC) and (iii) any change in the Seller’s name, and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Issuer to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Seller will at all times maintain its “location” within the United States.

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(c) The Seller shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (or any subsequent assignee of the Issuer) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer (or any subsequent assignee of the Issuer).

SECTION 3.8 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables or other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 3.9 Exchange Act Filings. The Issuer hereby authorizes the Seller to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

SECTION 3.10 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Seller to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 3.11 Compliance with the FDIC Rule. The Seller (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Capital One Parties.

SECTION 3.12 Noteholder Communication. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may send a request to the Seller at any time notifying the Seller that such Noteholder or Note Owner, as applicable, would like to communicate with other Noteholders or Note Owners, as applicable, with respect to an exercise of their rights under the terms of the Transaction Documents. If the requesting party is not a Noteholder as reflected on the Note Register, the Seller may require that the requesting party provide Verification Documents. Each request must include (i) the name of

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the requesting Noteholder or Note Owner, as applicable and (ii) a description of the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 3.12 will be deemed to have certified to the Issuer, the Seller and the Bank that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under the Indenture or the other Transaction Documents, and will not be used for other purposes. In each monthly distribution report on Form 10-D under the Exchange Act with respect to the Issuer, the Seller shall include disclosure regarding any request that complies with the requirements of this Section 3.12 received during the related Collection Period from a Noteholder or Note Owner to communicate with other Noteholders or Note Owners, as applicable, related to the Noteholders or Note Owners exercising their rights under the terms of the Transaction Documents. The disclosure in such Form 10-D regarding the request to communicate shall include (w) the name of the investor making the request, (x) the date the request was received, (y) a statement to the effect that the Seller has received a request from such Noteholder or Note Owner, as applicable, stating that such Noteholder or Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners, as applicable, with regard to the possible exercise of rights under the Transaction Documents, and (z) a description of the method other Noteholders or Note Owners, as applicable, may use to contact the requesting Noteholder or Note Owner. The Seller and the Servicer will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the Indenture Trustee in connection with the preparation thereof.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers and assignments rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and the related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of the Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

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(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting such security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by e-mail (if an applicable e-mail address is provided on Schedule I hereto), and addressed in each case as specified on Schedule I, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Noteholder or Certificateholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder or Certificateholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

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SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement (including Appendix A hereto) may be amended by the Seller without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) The Seller delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) The Rating Agency Condition is satisfied with respect to such amendment and the Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement (including Appendix A) may also be amended from time to time by the Issuer and the Seller, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c) Prior to the execution of any amendment pursuant to this Section 4.6, the Seller shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency, the Issuer, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate of the Seller or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied.

(e) Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by the Seller if (i) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Bank or any Affiliate thereof to such effect.

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(f) Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as a grantor trust under the Code, no amendment shall be made to this Agreement that would (i) result in a variation of the investment of the beneficial owners of the Certificates for purposes of the United States Treasury Regulation section 301.7701-4(c) without the consent of Noteholders evidencing at least a majority of the Outstanding Note Balance of the Controlling Class and the Majority Certificateholders or (ii) cause the Issuer (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code without the consent of all of the Noteholders and all of the Certificateholders.

SECTION 4.7 Waivers. No failure or delay on the part of the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have, pursuant to the Transaction Documents, the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same.

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SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

-11-	COPAR 2023-1 Sale Agreement

SECTION 4.15 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (e) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

SECTION 4.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and the Indenture Trustee and the Owner Trustee shall be express third-party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

[Remainder of Page Intentionally Left Blank]

-12-	COPAR 2023-1 Sale Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:	Eric Bauder
Title:	Assistant Vice President

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2023-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	COPAR 2023-1 Sale Agreement

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO SALE AGREEMENT

[_______], 2023

For value received, in accordance with the Sale Agreement, dated as of February 23, 2023 (the “Agreement”), between Capital One Auto Receivables, LLC, a Delaware limited liability company (“the Seller”), and Capital One Prime Auto Receivables Trust 2023-1, a Delaware statutory trust (the “Issuer”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby sell, transfer, assign, set over, and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement), all right, title, interest, claims and demands, whether now owned or hereafter acquired, in, to and under the Transferred Assets.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank]

A-1	COPAR 2023-1 Sale Agreement

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

CAPITAL ONE AUTO RECEIVABLES, LLC

By:
Name:
Title:

A-2	COPAR 2023-1 Sale Agreement

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

Capital One Prime Auto Receivables Trust 2023-1

BNY Mellon Trust of Delaware

as Owner Trustee of Capital One Prime Auto Receivables Trust 2023-1

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

with copies to the Administrator and the Indenture Trustee

If to the Bank, the Servicer or the Administrator:

Capital One, National Association

1680 Capital One Drive

McLean, Virginia 22102

Attention: Managing Vice President, Treasury Capital Markets

with a copy to:

Capital One, National Association

1680 Capital One Drive

McLean, Virginia 22102 Attention: Chief Counsel, Commercial Bank, Capital Markets and Strategic Transactions

If to the Seller:

Capital One Auto Receivables, LLC

1600 Capital One Drive

Room 27907B

McLean, Virginia 22102

Attention: Assistant Vice President

with a copy to:

Capital One, National Association

1680 Capital One Drive

McLean, Virginia 22102

Attention: Chief Counsel, Commercial Bank, Capital Markets and Strategic Transactions

If to the Indenture Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Schedule I-1	COPAR 2023-1 Sale Agreement

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Administration – Capital One Prime Auto Receivables Trust 2023-1

If to the Owner Trustee:

BNY Mellon Trust of Delaware

as Owner Trustee of Capital One Prime Auto Receivables Trust 2023-1

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

If to Fitch:

Fitch Ratings, Inc.

300 W. 57th Street

New York, New York 10019

Attention: Asset Backed Surveillance

If to S&P:

S&P Global Ratings

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

If to the Asset Representations Reviewer:

Clayton Fixed Income Services LLC

2638 South Falkenburg Road

Riverview, FL 33578

Attention: VP, Surveillance Operations

Email: ARRNotices@clayton.com

with a copy to:

Covius Services, LLC

720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Attention: Legal Department

Email: Legal@covius.com

Schedule I-2	COPAR 2023-1 Sale Agreement

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants, and covenants to the Issuer as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles”, within the meaning of the applicable UCC.

3. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien created by the Seller (other than any Liens in favor of the Purchaser) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien created by the Seller.

5. The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6. The Seller has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to the Issuer and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies

Schedule II-1	COPAR 2023-1 Sale Agreement

of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(ii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8. The Seller has not authorized the filing of, and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

10. Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of the Agreement, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Notes have been finally and fully paid and performed.

Schedule II-2	COPAR 2023-1 Sale Agreement

APPENDIX A

DEFINITIONS

(see attached)

Appendix A	COPAR 2023-1 Sale Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“144A Notes” means any Note retained by the Depositor or an Affiliate thereof on the Closing Date.

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class D Note Interest” means, with respect to any Payment Date, the sum of the Class D Noteholders’ Monthly Accrued Interest for such Payment Date and the Class D Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Adjusted Pool Balance” means, as of any date of determination, the Net Pool Balance as of that date minus the YSOC Amount as of that date.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administrator” means the Bank, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

Appendix A COPAR 2023-1

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the States of Virginia and Texas.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, between the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person appointed by the Indenture Trustee at the direction of the Issuer to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means: (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter); and (b) with respect to the Owner Trustee, the Indenture Trustee, the Note Registrar and the Servicer, any officer of the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee, the Note Registrar or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections on deposit in the Collection Account received by the Servicer during such Collection Period; (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable during the related Collection Period; (iii) the Optional Purchase Price deposited into the Collection Account in connection with the exercise of the Optional Purchase; and (iv) the Reserve Account Excess Amount for such Payment Date.

A-2	Appendix A COPAR 2023-1

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the sum of the amounts required to be paid pursuant to clauses first through ninth of Section 8.5(a) of the Indenture exceeds the Available Funds for such Payment Date.

“Bank” means Capital One, National Association, a national banking association, and its successors and assigns.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Depositor, the Issuer, any other trust created by the Depositor or any limited liability company or corporation wholly-owned by the Depositor.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as described by Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of such employee benefit plan’s or other plan’s investment in the entity.

“Book-Entry Certificates” means the Certificates held by a Clearing Agency or its nominee and with respect to which beneficial ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 3.3 of the Trust Agreement.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

A-3	Appendix A COPAR 2023-1

“Business Day” means any day other than a Saturday, a Sunday or any day which is a federal holiday or any day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to remain closed.

“Capital One Parties” means collectively, the Bank, the Depositor and the Issuer.

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing a beneficial interest in the Issuer. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2(a)(iv) of the Indenture.

“Certificate Investor Representation Letter” means a certificate investor representation letter, substantially in the form of Exhibit B to the Trust Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled and which is responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed on October 18, 2022, and the certificate of amendment to the certificate of trust for the Issuer filed on January 24, 2023, each filed by the Owner Trustee pursuant to the Statutory Trust Statute.

“Certificate Owner” means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Certificate Paying Agent” means Wilmington Trust, National Association or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.9 of the Trust Agreement.

“Certificate Register” has the meaning set forth in Section 3.6 of the Trust Agreement.

“Certificate Registrar” has the meaning set forth in Section 3.6 of the Trust Agreement.

“Certificateholder” means, as of any date, the Person in whose name a Certificate is registered on the Certificate Register on such date.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

A-4	Appendix A COPAR 2023-1

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of (A) the sum of (i) the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class A Noteholders’ Interest Carryover Shortfall for the preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class as of the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in March 2024.

“Class A-1 Interest Rate” means 4.900% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring in May 2026.

“Class A-2 Interest Rate” means 5.20% per annum (computed on the basis of a 360-day year of twelve 30-day months).

A-5	Appendix A COPAR 2023-1

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2 Notes, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in February 2028.

“Class A-3 Interest Rate” means 4.87% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in August 2028.

“Class A-4 Interest Rate” means 4.76% per annum (computed on the basis of a 360-day year of twelve 30 day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in September 2028.

“Class B Interest Rate” means 5.07% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

A-6	Appendix A COPAR 2023-1

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of (A) the sum of (i) the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class B Noteholders’ Interest Carryover Shortfall for the preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Class B Notes for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class B Notes, issued in accordance with the Indenture.

“Class C Final Scheduled Payment Date” means the Payment Date occurring in September 2028.

“Class C Interest Rate” means 5.36% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Note Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of (A) the sum of (i) the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class C Noteholders’ Interest Carryover Shortfall for the preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Class C Notes for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date.

A-7	Appendix A COPAR 2023-1

“Class C Notes” means the Class of Auto Loan Asset Backed Notes designated as Class C Notes, issued in accordance with the Indenture.

“Class D Final Scheduled Payment Date” means the Payment Date occurring in May 2029.

“Class D Interest Rate” means 6.34% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class D Note Balance” means, at any time, the Initial Class D Note Balance reduced by all payments of principal made prior to such time on the Class D Notes.

“Class D Noteholder” means the Person in whose name a Class D Note is registered on the Note Register.

“Class D Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of (A) the sum of (i) the Class D Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class D Noteholders’ Interest Carryover Shortfall for the preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class D Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class D Notes on the preceding Payment Date, to the extent permitted by law, at the Interest Rate borne by such Class D Notes for the related Interest Period.

“Class D Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Notes at the Class D Interest Rate on the Class D Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class D Noteholders on or prior to such preceding Payment Date.

“Class D Notes” means the Class of Auto Loan Asset Backed Notes designated as Class D Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means February 23, 2023.

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

A-8	Appendix A COPAR 2023-1

“Collection Account” means the trust account established and maintained pursuant to Section 8.2(a)(i) of the Indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on February 28, 2023). As used herein, the “related” Collection Period with respect to any date of determination or a Payment Date shall be deemed to be the Collection Period which precedes that date of determination or such Payment Date.

“Collections” means, with respect to the Receivables and to the extent received by the Servicer after the Cut-Off Date, the sum of (i) any monthly payment by or on behalf of the Obligors thereunder or any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of a Receivable, (ii) any full or partial prepayment of such Receivables and (iii) all Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date, (2) any Supplemental Servicing Fees and Reimbursements or (3) premiums with respect to any Insurance Policy, rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was not financed by, or is not included in the Outstanding Principal Balance of, any Receivable.

“Commission” means the U.S. Securities and Exchange Commission.

“Computation Agent” means the Person appointed by a majority of the Noteholders evidencing at least a majority of the Outstanding Note Balance (or, if no Notes are Outstanding, by the Majority Certificateholders) to fulfill the role of Computation Agent pursuant to Section 12.4 of the Indenture. For the avoidance of doubt, the Indenture Trustee or Owner Trustee may (but are not required to) serve in this role, and the Indenture Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 6.7 of the Indenture, and the Owner Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 8.1 of the Trust Agreement.

“Contract” means, with respect to any Receivable, the motor vehicle retail installment sale contract and/or the installment loan, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding and thereafter the Class D Notes as long as any Class D Notes are Outstanding, excluding, in each case, Notes held by the Servicer, the Administrator, the Issuer, any Certificateholder or any of their respective Affiliates.

A-9	Appendix A COPAR 2023-1

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Capital One Prime Auto Receivables Trust 2023-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

(b) as used with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Capital One Prime Auto Receivables Trust 2023-1, with a copy to BNY Mellon, 240 Greenwich Street, 7th Floor, New York, New York 10286, Attention: Structured Finance – ABS New York, or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Depositor).

“Cumulative Net Loss Ratio” means, as of any Payment Date, the ratio (expressed as a percentage) of (a) the aggregate Outstanding Principal Balance of Receivables that became Defaulted Receivables which occurred during the period from the Cut-Off Date through the end of the related Collection Period reduced by the amount of Liquidation Proceeds with respect to Defaulted Receivables received since the Cut-Off Date to (b) the aggregate Outstanding Principal Balance of the Receivables as of the Cut-Off Date.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others (which includes, or is modified with respect to the Receivables to include, that no modification to any Receivable is permitted other than a Permitted Modification), as such practices may be changed from time to time (except to the extent any such change could result in the Issuer being treated as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code), it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means December 31, 2022.

“Dealer” means a motor vehicle dealership.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

A-10	Appendix A COPAR 2023-1

“Defaulted Receivable” means a Receivable (other than a Repurchased Receivable) that the Servicer has charged-off (in whole or in part) in accordance with its Customary Servicing Practices.

“Definitive Certificates” has the meaning set forth in Section 3.3 of the Trust Agreement.

“Definitive Note” has the meaning set forth in Section 2.10 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Net Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, 4.50%.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank;

(b) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

A-11	Appendix A COPAR 2023-1

(c) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(d) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means Capital One Auto Receivables, LLC, a Delaware limited liability company.

“Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as initial Clearing Agency, relating to the Notes and the Book-Entry Certificates, if any, as the same may be amended or supplemented from time to time.

“Determination Date” means, for any Collection Period, the third Business Day preceding the related Payment Date, beginning March 10, 2023.

“Disqualified Transferee” has the meaning set forth in Section 3.7 of the Trust Agreement.

A-12	Appendix A COPAR 2023-1

“Dollar” and “$” mean lawful currency of the United States of America.

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a U.S. Tax Person.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) the long-term unsecured debt of such depository institution shall have a credit rating from S&P of at least “BBB” and (ii) the long-term unsecured debt of such depository institution shall have a credit rating from Fitch of at least “A” or the commercial paper, short-term debt obligations or other short-term deposits of such depository institution shall have a credit rating of at least “F1” from Fitch. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (other than any Affiliate of Capital One Financial Corporation) (which may be the Owner Trustee or any of its Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which at all times has either (A) a long-term senior unsecured debt rating of “A” or better by Fitch and “A” or better by S&P, or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee or (B) a certificate of deposit rating of “F1” by Fitch and “A-1” by S&P, or (C) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule II of the Purchase Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.

“EU SR Rules” means the EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission.

A-13	Appendix A COPAR 2023-1

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule” means the FDIC’s rule regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, of financial assets transferred by the institution in connection with a securitization or participation (12 C.F.R. § 360.6).

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date, (v) the Class B Notes, the Class B Final Scheduled Payment Date, (vi) the Class C Notes, the Class C Final Scheduled Payment Date, and (vii) the Class D Notes, the Class D Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light-duty truck, SUV or van, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, further, that the “First Allocation of Principal” for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc. or any successor that is a nationally recognized statistical rating organization.

A-14	Appendix A COPAR 2023-1

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Fourth Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that Payment Date as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the “Fourth Allocation of Principal” on and after the Final Scheduled Payment Date for the Class D Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class D Notes to zero (after the application of the First Allocation of Principal, Second Allocation of Principal and Third Allocation of Principal).

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, a Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the

A-15	Appendix A COPAR 2023-1

Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Certificate Transfer Opinion” means an Opinion of Counsel rendered by nationally recognized tax counsel (i) upon the initial transfer by the Depositor of a Certificate that results in the Issuer not being wholly owned by the Depositor and (ii) while any Note retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes is outstanding that (x) such Note will be debt for United States federal income tax purposes or (y) the transfer by the Depositor of such Certificate will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation, or to be treated as other than a grantor trust for United States federal income tax purposes.

“Initial Class A-1 Note Balance” means $234,000,000.

“Initial Class A-2 Note Balance” means $508,100,000.

“Initial Class A-3 Note Balance” means $475,000,000.

“Initial Class A-4 Note Balance” means $98,700,000.

“Initial Class B Note Balance” means $13,560,000.

“Initial Class C Note Balance” means $13,560,000.

“Initial Class D Note Balance” means $13,560,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance, the Initial Class C Note Balance and the Initial Class D Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $3,391,201.38.

“Instituting Noteholders” has the meaning set forth in Section 7.6(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by or on behalf of the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, (ii) any credit life or credit disability insurance maintained by or on behalf of an Obligor in connection with any Receivable and (iii) any vendor’s single interest policy provided by an Affiliate of the Bank in connection with any Receivable.

A-16	Appendix A COPAR 2023-1

“Interest Period” means with respect to any Payment Date, (a) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in June, the Interest Period is from and including the Payment Date in May to but excluding the Payment Date in June) and (b) for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, from and including the 15th day of the calendar month preceding such Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the 15th day of the month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (d) with respect to the Class A-4 Notes, the Class A-4 Interest Rate, (e) with respect to the Class B Notes, the Class B Interest Rate (f) with respect to the Class C Notes, the Class C Interest Rate or (g) with respect to the Class D Notes, the Class D Interest Rate.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means Capital One Prime Auto Receivables Trust 2023-1, a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Depositor, the Bank, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, any underwriter of the Notes and any other material transaction party identified by the Depositor, the Bank or to the Indenture Trustee and the Owner Trustee in writing.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Expenses” means auction, painting, repair or refurbishment expenses in respect of the disposition of a Financed Vehicle and any payments required by law to be remitted to the Obligor.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including

A-17	Appendix A COPAR 2023-1

proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

“Majority Certificateholders” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) of the Issuer on such date.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note or Class D Note, in each case substantially in the forms of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class C Note Balance or the Class D Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a six-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Noteholder Direction” has the meaning set forth in Section 7.6(a) of the Indenture.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

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“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Depositor or the Servicer, a certificate signed by any Responsible Officer thereof.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Depositor or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Originator” means Capital One, National Association.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Depositor, any Certificateholder, the Servicer, the Administrator, the Asset Representations Reviewer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Depositor, any Certificateholder, the Servicer, the Administrator, the Asset Representations Reviewer or any of their respective Affiliates, except

A-19	Appendix A COPAR 2023-1

that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Depositor, any Certificateholder, the Seller, the Servicer, the Administrator, the Asset Representations Reviewer or any of their respective Affiliates.

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

“Owner Trustee” means BNY Mellon Trust of Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means (i) prior to the payment in full of principal and interest on the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer and (ii) following the payment in full of principal and interest on the Notes, the Certificate Paying Agent or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.9 of the Trust Agreement.

“Payment Date” means the 15th day of each calendar month beginning March 15, 2023; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the immediately succeeding Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

“Permitted Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic

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branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch of at least “F1+” and from S&P of at least “A-1”;

(c) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Bank, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of at least “F1+” and from S&P of at least “A-1”;

(d) investments in money market funds (including funds for which the Seller, the Servicer, the Bank, the Indenture Trustee or Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a credit rating in the highest rating category from each of Fitch, if rated by Fitch, Moody’s and S&P; and

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

provided that, in each case, no withholding tax would be imposed if acquired directly by a person not described in Section 7701(a)(30) of the Code assuming such person delivered a properly completed and executed IRS Form W-8BEN or W-8BEN-E (as applicable).

Each of the Permitted Investments may be purchased from the Indenture Trustee or through an Affiliate of the Indenture Trustee. Each Permitted Investment must mature or be liquidated on the Business Day immediately preceding the next Payment Date.

“Permitted Liens” means: (a) any liens created by the Transaction Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate Proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings.

“Permitted Modification” has the meaning set forth in Section 3.2 of the Servicing Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

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“Plan” means: (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA; (ii) a “plan” as described by Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code; or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of such employee benefit plan’s or other plan’s investment in the entity.

“Pool Factor” on a Payment Date means a six-digit decimal figure equal to the Net Pool Balance as of the end of the preceding Collection Period divided by the aggregate Outstanding Principal Balance of the Receivables as of the Cut-Off Date. The Pool Factor will be 1.000000 as of the Cut-Off Date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 8.2(a)(ii) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the Bank and the Depositor, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Dispute Resolution Professional” means an attorney or retired judge that is independent, impartial, knowledgeable about and experienced with the laws of the State of New York, specializing in commercial litigation with at least fifteen (15) years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means either or each of Fitch and S&P, as indicated by the context.

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.

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“Receivable” means any Contract with respect to a new or used automobile, light-duty truck, SUV or van, which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.1(a) of the Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for any Definitive Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes and for any Book-Entry Certificates, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed through the Redemption Date.

“Regular Principal Distribution Amount” means, for any Payment Date, an amount not less than zero equal to the excess of (a) the excess of (A) the sum of the aggregate Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (B) the Adjusted Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount over (b) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that Payment Date; provided, however, that the “Regular Principal Distribution Amount” on and after the Final Scheduled Payment Date for any Class of Notes will not be less than the amount that is necessary to reduce the Note Balance of that Class to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

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“Related Security” means, for any Receivable: (i) the security interest in the related Financed Vehicle; (ii) all rights of the Originator to proceeds from claims on any Insurance Policy; (iii) any other property securing the Receivables; (iv) all rights of the Originator to refunds in connection with extended service agreements relating to Receivables which became Defaulted Receivables; and (v) all proceeds of the foregoing.

“Relevant Trustee” means (i) prior to the payment in full of principal of and interest on the Notes, the Indenture Trustee and (ii) following the payment in full of principal of and interest on the Notes, the Owner Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the Outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the earlier of (a) the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by the Bank or the Servicer, as applicable or (b) the end of the Collection Period preceding the date that such Repurchased Receivable was charged-off (in whole or in part) by the Servicer in accordance with its Customary Servicing Practices.

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“Repurchased Receivable” means a Receivable purchased by the Bank pursuant to Section 3.4 of the Purchase Agreement or by the Servicer pursuant to Section 3.6 of the Servicing Agreement.

“Requesting Investor” has the meaning set forth in Section 7.5(a) of the Indenture.

“Requesting Party” has the meaning set forth in Section 3.11(a) of the Purchase Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a)(iii) of the Indenture.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date and (b) the amount on deposit in the Reserve Account on the Business Day prior to such Payment Date. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through ninth and eleventh of Section 8.5(a) of the Indenture would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount will, if so specified in the Servicer’s Report, include such additional amount as may be necessary to pay all Outstanding Notes in full.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on the Business Day prior to that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date; provided, however, that if such Payment Date is the Redemption Date, the “Reserve Account Excess Amount” shall mean an amount equal to the amount of cash or other immediately available funds in the Reserve Account on that Payment Date after giving effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date.

“Responsible Officer” means: (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture; (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any vice president, assistant vice president, assistant treasurer, assistant secretary, associate, trust officer or financial services officer, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (c) with respect to the Servicer, the Bank, the Seller or the Administrator, any officer of such Person having direct

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responsibility for the transactions contemplated by the Transaction Documents, including the president, treasurer, secretary or assistant secretary, controller, vice president of capital markets funding, or any other officer customarily performing functions similar to those performed by any of the above designated officers for any such entities and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and (d) with respect to the Depositor, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the president, treasurer, secretary or assistant secretary, deputy controller, assistant vice president, or any other officer customarily performing functions similar to those performed by any of the above designated officers for the Depositor and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Certificate” means any Certificate beneficially owned by the Depositor or an Affiliate thereof.

“Review Notice” is defined in Section 7.6(b) of the Indenture.

“Review Report” has the meaning assigned to such term in Section 1.01 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto).

“Rules” has the meaning set forth in Section 3.11(b) of the Purchase Agreement.

“S&P” means S&P Global Ratings, or any successor that is a nationally recognized statistical rating organization.

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as amended, modified or supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 8.19(b)(iii) of the Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the electronic data file of the schedule of Receivables transferred to the Issuer on the Closing Date.

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“Second Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes and the Class B Notes as of such Payment Date (before giving effect to any principal payments made on such Payment Date) minus the First Allocation of Principal for that Payment Date over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the “Second Allocation of Principal” on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal).

“Section 385 Certificateholder” means a holder of a Certificate (or interest therein) that is (1) a Domestic Corporation, (2) an entity (foreign or domestic) that (i) is treated as a partnership for United States federal income tax purposes and 80 percent or more of its ownership interests are controlled, directly or indirectly, by an “expanded group,” within the meaning of Treasury Regulation Section 1.385-1(c)(4) and (ii) has an expanded group partner (as defined in Treasury Regulation Section 1.385-3(g)(12)) that is a Domestic Corporation or (3) a disregarded entity or grantor trust of an entity described in clause (1) or (2).

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Section 941 Effective Date” has the meaning set forth in Section 12.4 of the Indenture.

“Section 941 Rules” has the meaning set forth in Section 12.4 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Regulations” means the EU Securitization Regulation together with the UK Securitization Regulation.

“Seller” means Capital One Auto Receivables, LLC, a Delaware limited liability company.

“Servicer” means the Bank, initially, and any replacement Servicer appointed pursuant to the Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee or the Owner Trustee for deposit into the Collection Account, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Note Balance (or, if no Notes are Outstanding, from the Majority Certificateholders);

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(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement (other than Section 3.15 of the Servicing Agreement), which failure materially and adversely affects the rights of the Issuer, the Noteholders or the Certificateholders, and which continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Note Balance (or, if no Notes are Outstanding, from the Majority Certificateholders) (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant for which the repurchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Servicing Agreement); or

(c) the Servicer suffers a Bankruptcy Event;

provided, that (A) any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrence, the ninety (90) day grace period referred to in clause (b) shall be extended for an additional sixty (60) days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), or (b) above has occurred.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth (or, in the case of the first Payment Date, one-sixth), (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means 1.00% per annum.

“Servicer’s Report” means the Servicer’s Report delivered pursuant to Section 3.9(a) of the Servicing Agreement.

“Severely Distressed Receivable” means, as of any date of determination, a Receivable (other than a Repurchased Receivable) (i) that is sixty (60) or more days delinquent, (ii) that is a Defaulted Receivable, (iii) for which the Obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related Financed Vehicle has been repossessed (or for which the Servicer has initiated repossession proceedings) or (v) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with Customary Servicing Practices.

“Similar Law” means any federal, state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

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“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Specified Reserve Account Balance” means, for any Payment Date while the Notes are Outstanding, 0.25% of the Adjusted Pool Balance as of the Cut-Off Date; provided, that on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“SR Rules” means the EU SR Rules together with the UK SR Rules.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 6.1 of the Servicing Agreement.

“Supplemental Servicing Fees and Reimbursements” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges, (iv) prepayment fees, (v) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and (vi) repossession fees and expenses, legal fees and expenses and similar out-of-pocket fees and expenses incurred by the Servicer and reimbursed to the Servicer with respect to any Receivable.

“Target Overcollateralization Amount” means, for any Payment Date, 0.25% of the Adjusted Pool Balance as of the Cut-Off Date.

“Tax Information” means information and/or properly completed and signed tax certifications (e.g., Form W-9 or W-8) sufficient to eliminate the imposition of or determine the amount of any withholding of tax, including backup withholding and FATCA Withholding Tax.

“Third Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes, the Class B Notes and the Class C Notes minus the sum of the First Allocation of Principal and Second Allocation of Principal for that Payment Date as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the Third Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for the Class C Notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class C Notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

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“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Depository Agreement, the Sale Agreement, the Servicing Agreement, the Purchase Agreement, the Asset Representations Review Agreement, the Administration Agreement and the Trust Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Depositor’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 8.2(a)(iii) of the Indenture.

“Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (iv) the rights of the Seller, as buyer, under the Purchase Agreement (including the representations and warranties of the Bank therein) and the assignment executed by the Bank pursuant to the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement, the assignment executed by the Depositor pursuant to the Sale Agreement and the Servicing Agreement, (vi) the rights of the Issuer under the Administration Agreement and (vii) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“UK Securitization Regulation” means Regulation (EU) 2017/2402 as it forms part of UK domestic law as “retained EU law” by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019.

“UK SR Rules” means the UK Securitization Regulation, together with (i) all applicable binding technical standards made under the UK Securitization Regulation, (ii) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of UK domestic law by operation of the EUWA, (iii) all relevant guidance, policy

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statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduit Authority and/or the Prudential Regulation Authority (or their successors), (iv) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (v) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA, and (vi) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation.

“Underwriter” or “Underwriters” means, collectively, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Academy Securities, Inc., Capital One Securities, Inc., CastleOak Securities, L.P. and Siebert Williams Shank & Co., LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated as of February 13, 2023, among J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., each on its own behalf and as a representative of the several underwriters named therein, the Bank and the Depositor.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“Unrelated Amounts” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings and (b) amounts deposited by the Servicer into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables.

“U.S. Tax Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:

(a) a citizen or resident of the United States;

(b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Tax Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Tax Person.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as one additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

“YSOC Amount” means, with respect to each Payment Date, an amount equal to the dollar amount set forth next to such Payment Date on Exhibit D to the Servicing Agreement.

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The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

A-32	Appendix A COPAR 2023-1